Calculation of Filing Fee Tables
S-3
JABIL INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Common Stock, par value $.001 per share	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Depositary Shares	457(r)				0.0001381
Fees to be Paid	6	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate offering price or principal amount of debt securities, preferred stock, common stock, warrants, depositary shares and units that may be issued in the event Jabil Inc. elects to offer fractional interests in preferred stock and units that include two or more of these securities, as may from time to time be issued at indeterminate prices, is being registered hereby. Also includes such indeterminate principal amount or number of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Jabil Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption. (2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, Jabil Inc. will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) An indeterminate aggregate offering price or principal amount of debt securities, preferred stock, common stock, warrants, depositary shares and units that may be issued in the event Jabil Inc. elects to offer fractional interests in preferred stock and units that include two or more of these securities, as may from time to time be issued at indeterminate prices, is being registered hereby. Also includes such indeterminate principal amount or number of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Jabil Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption. (2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, Jabil Inc. will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) An indeterminate aggregate offering price or principal amount of debt securities, preferred stock, common stock, warrants, depositary shares and units that may be issued in the event Jabil Inc. elects to offer fractional interests in preferred stock and units that include two or more of these securities, as may from time to time be issued at indeterminate prices, is being registered hereby. Also includes such indeterminate principal amount or number of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Jabil Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption. (2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, Jabil Inc. will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[4]	(1) An indeterminate aggregate offering price or principal amount of debt securities, preferred stock, common stock, warrants, depositary shares and units that may be issued in the event Jabil Inc. elects to offer fractional interests in preferred stock and units that include two or more of these securities, as may from time to time be issued at indeterminate prices, is being registered hereby. Also includes such indeterminate principal amount or number of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Jabil Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption. (2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, Jabil Inc. will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[5]	(1) An indeterminate aggregate offering price or principal amount of debt securities, preferred stock, common stock, warrants, depositary shares and units that may be issued in the event Jabil Inc. elects to offer fractional interests in preferred stock and units that include two or more of these securities, as may from time to time be issued at indeterminate prices, is being registered hereby. Also includes such indeterminate principal amount or number of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Jabil Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption. (2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, Jabil Inc. will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[6]	(1) An indeterminate aggregate offering price or principal amount of debt securities, preferred stock, common stock, warrants, depositary shares and units that may be issued in the event Jabil Inc. elects to offer fractional interests in preferred stock and units that include two or more of these securities, as may from time to time be issued at indeterminate prices, is being registered hereby. Also includes such indeterminate principal amount or number of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Jabil Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption. (2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, Jabil Inc. will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date